HARDING, LOEVNER FUNDS, INC.

FORM N-SAR

File No. 811-07739

Semi-Annual Period Ended April 30, 2014

Exhibits

EX-99.77I: Description of terms of new or amended securities is filed herewith

EX-99.77Q1(a)(i): Articles of Amendment, dated February 26, 2014 (previously filed on February 28, 2014 in Post-Effective Amendment No. 38 to Registrant’s Registration Statement on Form N-1A), are incorporated herein by reference (Accession No. 0001193125-14-077787)

EX-99.77Q1(d)(i): Articles Supplementary, dated February 26, 2014 (previously filed on February 28, 2014 in Post-Effective Amendment No. 38 to Registrant’s Registration Statement on Form N-1A), are incorporated herein by reference (Accession No. 0001193125-14-077787)

EX-99.77Q1(d)(ii): Articles Supplementary, dated March 7, 2014, are filed herewith

Exhibit Index

EX-99.77I: Description of terms of new or amended

EX-99.77Q1(d)(ii): Articles Supplementary, dated March 10, 2014

EX-99.77I

Description of terms of new or amended securities:

Class II shares of the Institutional Emerging Markets Portfolio were created during the period covered by this Form N-SAR for Harding, Loevner Funds, Inc. This class is described in the prospectus and statement of additional information for Class II of the Institutional Emerging Markets Portfolio filed on February 28, 2014 (Accession No. 0001193125-14-077787).